UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2046 Riverview Auto Drive, Suite 300 Mesa, Arizona	85201
(Address of principal executive offices)	(Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, the Board of Directors (the “Board”) of Verra Mobility Corporation (the “Company”) appointed Jon Newhard as President and Chief Executive Officer of the Company, effective November 1, 2026 (the “Commencement Date”) and as a member of the Board, effective as of the same date. In connection with the Board appointment, the Board approved an increase in the size of the Board from six directors to seven directors, effective as of the Commencement Date. Mr. Newhard’s appointment as President and Chief Executive Officer of the Company and as a member of the Board are contingent upon the completion of a customary background check.

Mr. Newhard, age 57, served as Chief Executive Officer of Yunex Traffic GmbH from March 2024 until September 2026. Previously, he served as Chief Executive Officer of Clinc, Inc. from July 2020 until January 2024. Mr. Newhard also served as Chief Executive Officer of Advanced Traffic Solutions Inc. (Trafficware) from 2013 to 2018 and following its acquisition by Cubic Corporation, he led Cubic’s ITS division until 2020. Mr. Newhard earned a Bachelor of Science in Engineering and Economics from the United States Military Academy at West Point and a Master’s in Business Administration from Harvard Business School.

In connection with his appointment, VM Consolidated, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Newhard (the “Employment Agreement”), dated as of October 1, 2026, pursuant to which Mr. Newhard will serve as President and Chief Executive Officer. Under the Employment Agreement, Mr. Newhard’s principal office will be at the Company’s headquarters in Mesa, Arizona.

Pursuant to the Employment Agreement, Mr. Newhard will receive an annual base salary of $725,000. Commencing with fiscal year 2027, Mr. Newhard will be eligible to receive an annual discretionary cash bonus with a target opportunity of 100% of his base salary under the Verra Mobility Amended and Restated Short-Term Incentive Plan (the “Short-Term Incentive Plan”), subject to the terms determined by the Compensation Committee (the “Compensation Committee”) of the Board. In addition, Mr. Newhard will be eligible for a pro-rata cash bonus under the Short-Term Incentive Plan for fiscal year 2026 based on the number of days actually worked beginning on the Commencement Date with a target opportunity of 100% of his base salary paid during the applicable plan year. Mr. Newhard will also be eligible to participate in the Company’s employee retirement and welfare benefit plans made available to its senior level executives, which include medical, dental, and vision coverage, employer-paid life and disability insurance, 401(k), and paid time off.

Commencing in fiscal year 2027, Mr. Newhard will be eligible for annual equity incentive awards under the Company’s Amended and Restated 2018 Equity Incentive Plan with an estimated target grant date fair value of $4,000,000, subject to the Compensation Committee’s final determination. The terms, vehicle mix, design terms, vesting conditions and grant timing of such awards will be determined by the Compensation Committee based on the Company’s go-forward strategy and context.

The Employment Agreement provides that if Mr. Newhard’s employment is terminated by the Company without “Cause” or by Mr. Newhard for “Good Reason” (each as defined in the Employment Agreement), subject to his execution and non-revocation of a general release of claims and compliance with the restrictive covenants contained in the Employment Agreement, Mr. Newhard will be entitled to receive: (i) cash severance equal to 18 months of his then-current base salary; (ii) a cash amount equal to 1.5 times his Short-Term Incentive Plan bonus target; and (iii) a cash amount representing the total cost of group healthcare premiums for COBRA continuation coverage for a period of 18 months.

In the event of a termination of Mr. Newhard’s employment by the Company without Cause or by Mr. Newhard for Good Reason within 12 months following a “Change in Control” (as defined in the Employment Agreement), subject to the same release and compliance requirements, Mr. Newhard will be entitled to receive: (i) cash severance equal to 24 months of his then-current base salary; (ii) a cash amount equal to 2.0 times his Short-Term Incentive Plan bonus target; (iii) a cash amount representing the total cost of group healthcare premiums for COBRA continuation coverage for a period of 24 months; and (iv) full accelerated vesting of all outstanding equity awards.

In connection with his commencement of employment, the Company will pay Mr. Newhard a one-time cash sign-on bonus of $25,000, subject to applicable taxes and withholdings, payable on the Company’s first payroll processing date following the Commencement Date. If Mr. Newhard voluntarily terminates employment with the Company without Good Reason within 12 months of the Commencement Date, he will be required to repay the full amount of the sign-on bonus to the Company.

The Company will provide relocation assistance to Mr. Newhard in connection with his relocation to the Company’s principal headquarters, including a monthly temporary living allowance for up to three months, reimbursement for reasonable and documented permanent relocation costs (including transportation, destination services, shipping of household goods and other customary relocation expenses) and a tax gross-up payment to cover the incremental U.S. income tax liability arising from the relocation benefits. If Mr. Newhard voluntarily terminates employment without Good Reason or is terminated for Cause within 12 months of the Commencement Date, he will be required to repay 100% of the relocation assistance received, and if such termination occurs after 12 months but within 24 months of the Commencement Date, he will be required to repay 50% of the relocation assistance received.

Pursuant to the Employment Agreement, if Mr. Newhard is required to pay his former employer in connection with the termination of his employment, the Company will reimburse Mr. Newhard up to a total gross payment of $660,000, subject to applicable taxes and withholdings. If Mr. Newhard voluntarily terminates employment with the Company within 12 months of the Commencement Date, he will be required to repay the full reimbursement amount actually received to the Company.

In addition, as soon as practicable after the Commencement Date, and subject to Board approval, the Company will grant Mr. Newhard restricted stock units with a grant date fair value of $4,750,000 (the “Inducement RSU Award”). The Inducement RSU Award will be granted subject to such approvals applicable to a new hire inducement award in accordance with NASDAQ Listing Rule 5635(c)(4) and applicable requirements, and not pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan or any other shareholder approved equity compensation plan of the Company. Subject to such approval, the Inducement RSU Award will vest in three equal annual installments beginning on the first anniversary of the Commencement Date, contingent on Mr. Newhard’s continued employment through each applicable vesting date. The number of restricted stock units to be granted pursuant to the Inducement RSU Award will be determined using the greater of the fair market value of the Company’s Class A common stock on the date of grant or $3.00.

The Employment Agreement contains customary restrictive covenants, including non-competition and non-solicitation provisions for a period of 18 months following termination of employment, as well as confidentiality, non-disparagement, and cooperation obligations.

The Company intends to enter into an indemnity agreement with Mr. Newhard (the “Indemnity Agreement”) on the Commencement Date. Subject to certain terms and conditions, the Indemnity Agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from Mr. Newhard’s service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing summaries are qualified in their entirety by the reference to the full text and terms of the Employment Agreement and the form of Indemnity Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

There are no arrangements or understandings between Mr. Newhard and any other person pursuant to which Mr. Newhard was appointed as President and Chief Executive Officer and a director of the Company. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Newhard and any director or executive officer of the Company, and he has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction that would be reportable under Item 404(a) of Regulation S-K.

Effective immediately prior to the Commencement Date, Jon Keyser, the Company’s current Interim President and Chief Executive Officer, will no longer serve as the Company’s Interim President and Chief Executive Officer. Mr. Keyser will serve in an advisory role until December 31, 2026, unless earlier terminated. The Company is currently negotiating severance arrangements with Mr. Keyser. The material terms of the severance agreement, if any, will be disclosed in an amendment to this Form 8-K, if and when such agreement is finalized.

Item 7.01	Regulation FD Disclosure.

On October 2, 2026, the Company issued a press release announcing the appointment of Mr. Newhard as President and Chief Executive Officer and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Executive Employment Agreement, dated as of October 1, 2026, by and between VM Consolidated, Inc. and Jon Newhard.

10.2	Form of Indemnity Agreement.

99.1	Press Release, dated as of October 2, 2026, issued by Verra Mobility Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2026	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title	Chief Financial Officer